Exhibit 4.11
SUPPLEMENTAL INDENTURE
THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 1, 2024, among SNH Durham LLC and SNH Maryland Heights LLC, each a Delaware limited liability company, SNH Granite Gate Inc., a Maryland corporation, SNH Granite Gate Tenant LLC, a Maryland limited liability company, and SNH Medical Office Properties Trust, a Maryland real estate investment trust (together, the “Additional Subsidiary Guarantors”), each a subsidiary of Diversified Healthcare Trust, a real estate investment trust organized and existing under the laws of the State of Maryland (the “Company”), the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), a national banking organization organized and existing under the laws of the United States (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company (then known as Senior Housing Properties Trust) and the Trustee are parties to an Indenture (the “Base Indenture”), dated as of February 18, 2016 (as supplemented by that certain Third Supplemental Indenture (the “Third Supplemental Indenture”), dated as of June 2, 2020, among the Company, the Initial Subsidiary Guarantors party thereto and the Trustee, providing for the issuance of the Company’s 9.750% Senior Notes due 2025 (the “Notes”), as supplemented by that certain Supplemental Indenture, dated as of March 5, 2021, among the Company, the Subsidiary Guarantors party thereto and the Trustee that certain Supplemental Indenture, dated as of September 9, 2022, among the Company, the Subsidiary Guarantors party thereto and the Trustee and that certain Supplemental Indenture, dated as of November 22, 2022, among the Company, the Subsidiary Guarantors party thereto and the Trustee, and as from time to time hereafter further amended, supplemented or otherwise modified so far as it applies to the Notes, the “Indenture”);
WHEREAS, the Indenture provides that under certain circumstances the Additional Subsidiary Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Subsidiary Guarantors will fully and unconditionally guarantee the Notes, jointly and severally with all of the other Subsidiary Guarantors, on the terms and conditions set forth herein;
WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Company, each Additional Subsidiary Guarantor and the Trustee have been done; and
WHEREAS, pursuant to Section 901 of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Additional Subsidiary Guarantors and the Trustee mutually covenant and agree as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. Each Additional Subsidiary Guarantor hereby agrees that its obligations to the Holders and the Trustee pursuant to the Subsidiary Guarantee shall be as expressly set forth in Article 6 of the Third Supplemental Indenture and in such other provisions of the Indenture as are applicable to the Subsidiary Guarantors (including, without limitation, Article 3 of the Third Supplemental Indenture), and reference is made to the Indenture for the precise terms of this Supplemental Indenture. The terms of Article 6 of the Third Supplemental Indenture and such other provisions of the Indenture (including, without limitation, Article 3 of the Third Supplemental Indenture) as are applicable to the Subsidiary Guarantors are incorporated herein by reference.
3.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
4.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
5.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

6.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Additional Subsidiary Guarantors and the Company.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

COMPANY:

DIVERSIFIED HEALTHCARE TRUST

By: /s/ Matthew C. Brown
Name: Matthew C. Brown
Title: Chief Financial Officer and Treasurer

ADDITIONAL SUBSIDIARY GUARANTORS:

SNH DURHAM LLC
SNH GRANITE GATE INC.
SNH GRANITE GATE TENANT LLC
SNH MARYLAND HEIGHTS LLC
SNH MEDICAL OFFICE PROPERTIES TRUST

By: /s/ Matthew C. Brown
Name: Matthew C. Brown
Title: Chief Financial Officer and Treasurer

[Signature Page to Supplemental Indenture for 9.750% Senior Notes due 2025 (March 2024)]

TRUSTEE:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By: /s/ David W. Doucette
Name: David W. Doucette
Title: Vice President

[Signature Page to Supplemental Indenture for 9.750% Senior Notes due 2025 (March 2024)]